Exhibit 10.2

TERMINATION OF EMPLOYMENT AGREEMENT

WHEREAS, Dennis Johnson (“Executive”) and JRG Reinsurance Company, Ltd. (the “Company”) entered into an employment agreement dated January 17, 2018 (the “Agreement”); and

WHEREAS, the Company and James River Group, Inc. are subsidiaries of James River Group Holdings, Ltd., and Executive, the Company and James River Group, Inc. mutually agreed that, effective as of the close of business on March 31, 2018 (“Termination Date”), Executive ceased to serve as President and Chief Underwriting Officer of the Company, and effective April 1, 2018, Executive began to serve as Chief Underwriting Officer of the Specialty Admitted Segment of James River Group, Inc. subsidiaries Stonewood Insurance Company, Falls Lake Insurance Management Company, Inc., Falls Lake National Insurance Company, Falls Lake General Insurance Company, and Falls Lake Fire and Casualty Company (collectively, those subsidiaries are referred to as the “Companies”), which employment is subject to an employment agreement among Executive, James River Group, Inc. and the Companies,

NOW, THEREFORE, the Agreement is terminated by mutual agreement as of the Termination Date as follows:

1.	All capitalized terms in this “Termination Agreement” not otherwise defined herein have the meanings defined in the Agreement.

2.	Executive’s employment by the Company ceased, and the Agreement terminated, on the Termination Date.

3.	The termination of Executive’s employment with the Company will be treated in the same manner as if Executive had died on the Termination Date, and Executive will be paid compensation and benefits pursuant to Section 7(b) of the Agreement, except that Executive will not be paid for unused vacation accrued through the Termination Date, but rather such unused accrued vacation may be used by Executive during his employment with James River Group, Inc. and the Companies.

4.	The provisions of Sections 4, 5, 9, 10, 11, 12, and 14 - 17 of the Agreement will remain in full force and effect after the Termination Date.

5.	This Termination Agreement shall be governed by, and construed and administered in accordance with, the laws of Bermuda without regard to the principles of conflicts of law which might otherwise apply.

IN WITNESS WHEREOF, the parties have executed this Termination Agreement on this 13th day of April, 2018.

JRG Reinsurance Company, Ltd.

By:	/s/ Helen Gillis
Name:	Helen Gillis
Title:	CFO

Dennis Johnson

/s/ Dennis R. Johnson